EXHIBIT 99.1

For Immediate Release

Contact:

Lisa Gordon

VP of Business Development

Advanced Magnetics, Inc.

(617) 498-3321

ADVANCED MAGNETICS, INC. REPORTS RESULTS FOR THE SECOND FISCAL QUARTER AND SIX MONTHS ENDED MARCH 31, 2006

CAMBRIDGE, MA (April 20, 2006) -- Advanced Magnetics, Inc. (AMEX:AVM) today announced operating results and revenues for the second fiscal quarter and six-month period ended March 31, 2006. Revenues for the quarter were $713,763 as compared to revenues of $612,491 for the same period in fiscal 2005. The company reported a net loss of $(5,134,431) or $(0.50) per share for the quarter compared to a net loss of $(3,335,835) or $(0.42) per share for the same period in fiscal 2005. Revenues for the six-month period ended March 31, 2006 were $1,378,117 as compared to revenues of $1,634,755 for the same period in fiscal 2005. The company recorded a net loss of $(9,349,163) or $(0.92) per share for the six-month period compared to a net loss of $(5,884,947) or $(0.73) per share for the same period in fiscal 2005. The increase in the loss for the quarter and six-month periods ended March 31, 2006 as compared to the same periods in fiscal 2005 was primarily due to non-cash charges of $1,252,809 and $2,510,500, for the three- and six-months periods ended March 31, 2006, respectively, associated with the company’s adoption in fiscal year 2006 of Statement of Financial Accounting Standards No. 123R “Share-Based Payment” and related pronouncements relative to accounting for stock-based compensation. Costs and expenses associated with the same periods last year do not include, and have not been restated to reflect, non-cash accounting charges of $332,611 and $577,931, for the three- and six-month periods ended March 31, 2005, respectively, associated with employee stock-based compensation. In addition, external research and development expenses related to the Phase III clinical trials for ferumoxytol as an intravenous iron replacement therapeutic increased by approximately $990,000 in the first half of fiscal 2006 compared to the same period in fiscal 2005. At March 31, 2006 cash, cash equivalents and short-term investments (the latter consisting entirely of U.S. Treasury Bills), totaled approximately $50.6 million.

“This quarter has been an exciting one for the company,” stated Jerome Goldstein, Chairman and CEO of Advanced Magnetics. “The completion of a financing in early March resulting in net proceeds of $32 million has provided us with additional resources for our clinical development programs, including continued development of ferumoxytol as an iron replacement therapeutic.”

Ferumoxytol, the company’s key product candidate, is in Phase III multi-center clinical trials for use as an iron replacement therapeutic in chronic kidney disease patients, whether or not on dialysis.

Combidex, the company’s other product under development, is an investigational functional molecular imaging agent consisting of iron oxide nanoparticles for use in conjunction with magnetic resonance imaging, or MRI, to aid in the differentiation of cancerous from normal lymph nodes. In March 2005, the company received an approvable letter from the FDA with respect to Combidex, subject to certain conditions.

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About Advanced Magnetics

Advanced Magnetics, Inc. is a developer of superparamagnetic iron oxide nanoparticles used in pharmaceutical products. As a leader in our field, we are dedicated to the development and commercialization of our proprietary nanoparticle technology for use in therapeutic iron compounds to treat anemia, as well as novel imaging agents to aid in the diagnosis of cancer and cardiovascular disease. For more information about us, please visit our website at http://www.advancedmagnetics.com, the content of which is not part of this press release.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws. Any statements contained in this press release that do not describe historical facts, including but not limited to, statements regarding our clinical development programs, including our continued development of ferumoxytol, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include the following: (1) the possibility that we may not be able to successfully complete the clinical development of ferumoxytol, or may not be able to complete the development in a timely or cost-effective manner, due to the timing of enrollment of patients in the Phase III studies, unexpected results from our clinical sites, inadequate performance by third-party service providers involved in the conduct of the clinical trials, deficiencies in the design or oversight by us of these trials, or any other factor causing an increase in expenses, a delay and/or a negative effect on the results of the clinical studies for ferumoxytol; (2) uncertainties surrounding the timing and results of FDA interactions regarding the clinical development of ferumoxytol and our ability to obtain regulatory approval for ferumoxytol from the FDA; (3) the possibility that the results of past ferumoxytol studies may not be replicated in future studies; (4) the possibility that we may not be able to timely or cost-effectively resolve the questions raised by the FDA and satisfy the conditions specified for approval of Combidex, including the provision of additional data or the conduct of additional clinical trials to demonstrate the efficacy of Combidex; (5) uncertainties relating to our patents and proprietary rights; (6) uncertainties surrounding the outcome of our ongoing litigation with Cytogen Corporation; and (7) other risks identified in our Securities and Exchange Commission filings. We caution readers not to place undue reliance on any forward-looking statements which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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ADVANCED MAGNETICS, INC.

CONDENSED INCOME STATEMENT FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED MARCH 31, 2006

(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
Revenues	$ 713,763	$ 612,491	$ 1,378,117	$ 1,634,755
Costs and expenses*	(6,103,709)	(4,017,268)	(11,157,731)	(7,651,462)
Interest income	255,515	68,942	430,451	131,760
Net Loss	$ (5,134,431)	$ (3,335,835)	$ (9,349,163)	$ (5,884,947)
Loss per share, basic and diluted	$ (0.50)	$ (0.42)	$ (0.92)	$ (0.73)
Weighted average shares outstanding, basic and diluted	10,334,042	8,028,954	10,107,692	8,006,929

*

Costs and expenses in the three and six months ended March 31, 2006 include a non-cash charge of $1,252,809 and $2,510,500, respectively, associated with the company’s adoption of Statement of Financial Accounting Standards No. 123R “Share-Based Payment” and related pronouncements relative to accounting for stock-based compensation. Costs and expenses associated with the same periods in the prior fiscal year do not include, and have not been restated to reflect, a non-cash accounting charge of $332,611 and $577,931 for the three- and six-month periods ended March 31, 2005, respectively, associated with employee stock-based compensation.

BALANCE SHEET DATA

	3/31/06	9/30/05
Cash, cash equivalents and short-term investments*	$ 50,557,019	$ 23,727,298
Working capital	$ 47,478,158	$ 21,211,412
Total assets	$ 55,934,289	$ 28,291,982
Shareholders' equity	$ 49,362,258	$ 22,379,159

*

Short-term investments at 3/31/06 consist of five U.S. Treasury Bills with maturity dates ranging from April 6, 2006 to September 7, 2006. Short-term investments at 9/30/05 consist of a U.S. Treasury Note with a maturity date of February 15, 2006 combined with three U.S. Treasury Bills having maturity dates of October 27, 2005, November 3, 2005 and January 6, 2006.